AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 28, 2006


                                                     REGISTRATION NO. 333-______


================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              ---------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                        ---------------------------------

                        STEWARDSHIP FINANCIAL CORPORATION
                 ----------------------------------------------
             (Exact name of registrant as specified in its charter)

                                   NEW JERSEY
           ----------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   22-3351447
                       -----------------------------------
                        (IRS Employer Identification No.)

                630 GODWIN AVENUE, MIDLAND PARK, NEW JERSEY 07432
                                  201-444-7100
          -------------------------------------------------------------
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                              PAUL VAN OSTENBRIDGE
                        STEWARDSHIP FINANCIAL CORPORATION
                  630 GODWIN AVENUE MIDLAND PARK, NJ 07432-1405

                                 (201) 444-7100
       -------------------------------------------------------------------
       (Name, Address, Including Zip Code, and Telephone Number, Including
                  Area Code, of Registrant's Agent for Service)

                                 WITH A COPY TO:
                              TODD M. POLAND, ESQ.
                              MCCARTER & ENGLISH
                              100 MULBERRY STREET
                              NEWARK, NJ 07102-4096
                                  973-622-4444

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462
(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

         If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------


                                   Proposed   Proposed
                                   maximum    maximum
                                   offering   aggregate
Title of securities  Amount to be  price per  offering    Amount of registration
to be registered     registered    share (1)  price (1)   fee

Common Stock, no     180,000       $14.475    $2,605,500  $279.00
par value
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee, and based upon the closing price of the Registrant's Common Stock as of April 24, 2006 in accordance with Rule 457(c).

                                   PROSPECTUS

                        STEWARDSHIP FINANCIAL CORPORATION

                           DIVIDEND REINVESTMENT PLAN

                  180,000 SHARES OP COMMON STOCK (NO PAR VALUE)

         This Prospectus relates to 180,000 shares of common stock, no par value (the "Common Stock") of Stewardship Financial Corporation (the "Company") registered for purchase under the Stewardship Financial Corporation Dividend Reinvestment Plan (the "Plan"). The Company is registering these shares of Common Stock for issuance pursuant to the Plan. The Plan provides each holder of Common Stock with a method of purchasing additional shares of Common Stock without payment of any brokerage commissions or other administrative fees of any kind.

         A participant in the Plan may elect to reinvest cash dividends on such participant's shares of Common Stock. A participant may withdraw from the Plan at any time.

         The purchase price of shares of Common Stock purchased by a participant under the Plan with any reinvested dividends on the date any dividend is paid (the "Dividend Payment Date") shall be 95% of the average market price of shares of Common Stock sold in the 14 day period preceding the Dividend Payment Date. The shares will be purchased from either the authorized but unissued shares of Common Stock held by the Company and/or on the open market, by agents independent of the Company and its affiliates.

         The Company's Common Stock is listed on the NASDAQ Bulletin Board under the symbol SSFN.OB

EACH PARTICIPANT IN THE PLAN SHOULD RECOGNIZE THAT NEITHER THE COMPANY NOR ANY AGENT ADMINISTERING THE PLAN FOR THE COMPANY CAN PROVIDE ANY ASSURANCE THAT SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN WILL, AT ANY TIME, BE WORTH MORE OR LESS THAN THEIR PURCHASE PRICE.

         The Plan does not represent a change in the dividend policy of the Company, which will continue to depend upon earnings, financial requirements and other factors and which will be determined by the Company's Board of Directors from time to time. Stockholders who do not wish to participate in the Plan will continue to receive cash dividends as declared. It is suggested that this Prospectus be retained for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is April 28, 2006.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public references facilities maintained by the Commission at 100 F Street, N.E. Washington, D.C. 20549. Copies of such material can also be obtained by calling the Commission at 1-800-SEC-0330 or from the Commission's website, www.sec.gov. The Company's Common Stock is listed on the NASDAQ Bulletin Board under the symbol SSFN.OB.

         The Company has filed with the Commission a registration statement on Form S-3 (such registration statement, together with all amendments and exhibits thereto, being hereinafter referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration under the Securities Act of the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement for further information with respect to the Company and the Common Stock offered hereby. Statements contained herein concerning the provisions of documents filed as exhibits to the Registration Statement are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company hereby incorporates in this Prospectus by reference the following documents heretofore filed with the Commission: (i) the audited financial statements of and other information with respect to Stewardship Financial Corporation and subsidiary as of December 31, 2005 and 2004, and for each of the years in the three year period ended December 31, 2005, included in the Company's annual report on Form 10-K as filed with the Securities and Exchange Commission; and (ii) the description of the Company's Common Stock which is contained in the Company's Registration Statement on Form 8-B, as filed with the Commission on December 10, 1996.

         In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon such person's written or oral request, a copy of any and all of the documents which are incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to Stewardship Financial Corporation, 630 Godwin Avenue, Midland Park, New Jersey 07432-1405, Attention: Corporate Services, telephone: 201-444-7100.

                                   THE COMPANY

         The Company was organized in January 1995 as a business corporation under the laws of the State of New Jersey by the Board of Directors of Atlantic Stewardship Bank (the "Bank"). The Bank is a wholly owned banking subsidiary of the Company. The Bank is a New Jersey state chartered commercial bank formed in 1985. The Bank incorporates a provision in its bylaws for tithing ten percent (10%) of its pretax profits to Christian charities. The offices of the Company and the Bank are located at 630 Godwin Avenue, Midland Park, New Jersey 07432-1405.

         As a bank holding company, the Company is subject to regulation and supervision by the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended. In addition to the Federal Reserve, the Bank is subject to regulation by the New Jersey Department of Banking and Insurance and the Federal Deposit Insurance Corporation. The principal source of funds for dividend payments by the

Company is dividends paid by the Bank to the Company. The amount of dividends paid by the Bank is limited by state and federal laws and regulations.

         The provisions of the Company's Dividend Reinvestment Plan (the "Plan") are presented herein in a question and answer format. Those stockholders who do not participate in the Plan will continue to receive cash dividends, if and when declared.

                                    THE PLAN

         The Plan provides stockholders with a simple method of investing their cash dividends in additional shares of Common Stock without payment of any brokerage commission or other administrative commissions or fees. The Plan will be administered by a committee appointed by the Board of Directors of the Company.

                            INVESTMENT CONSIDERATIONS

Purchase Price

         The purchase price for the shares of Common Stock under the Plan that are purchased from the Company is 95% of the average market price of the Common Stock in the 14 day period preceding the payment date (the "Dividend Date"). The Common Stock is listed on the NASDAQ Bulletin Board under the symbol SSFN.OB and not on any established national securities exchange and has a low trading volume. The purchase price for shares of Common Stock purchased on the open market will be the average purchase price of such shares. In the event no shares are traded during the 14 day period preceding the Dividend Date, the Committee will determine the fair market value in its discretion. Therefore, the purchase price established under the Plan may not provide a true reflection of the value of the Common Stock.

         In addition, even though the purchase price provides for a discount from the market price, NO ASSURANCE CAN BE GIVEN THAT STOCKHOLDERS WILL BE ABLE TO SELL THE COMMON STOCK PURCHASED UNDER THE PLAN AT A PROFIT DUE TO, AMONG OTHER THINGS, CHANGING CONDITIONS AND THE ABSENCE OF AN ESTABLISHED TRADING MARKET. Because there is no established trading market, the Common Stock may be an illiquid investment and may not be appropriate for parties who may have a need to quickly dispose of the Common Stock.

Shares not Deposits

         Potential investors should be aware that shares of the Common Stock purchased under the Plan are not deposit accounts of the Bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental organization. An investment in the Common Stock is subject to market risk and possible loss of investment.

                             DESCRIPTION OF THE PLAN

         The following provides a description of the Plan in question and answer format.

1.       WHAT IS THE PURPOSE OF THE PLAN?

         The purpose of the Plan is to provide stockholders of the Company with an opportunity to increase their investment in the Common Stock without paying brokerage commissions or other administrative fees of any kind. Stockholders may purchase additional whole or fractional shares of the Common Stock under the Plan.

2.       WHO ADMINISTERS THE PLAN?

         Registrar and Transfer Company, the Company's registrar and transfer agent ("R&T"), 10 Commerce Drive, Cranford, NJ 07016, telephone number 800-368-5948, will administer the Plan, keep records, send statements of account to participants and perform other duties relating to the Plan. The Common Stock purchased pursuant to the Plan will be purchased from the Company from Common Stock that are authorized but unissued; or from treasury stock; or in the open market, or a combination thereof. Common shares purchased other than from the Company will be purchased by agents independent of the Company. All shares of Common Stock purchased pursuant to the Plan, from the Company or otherwise, will be credited to the accounts of the Plan participants by R&T.

3.       WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

         All stockholders of record of the Company are eligible to participate in the Plan.

4.       HOW DOES A STOCKHOLDER ENROLL IN THE PLAN?

         Stockholders may enroll in the Plan by completing an authorization card. The authorization card instructs the Committee to invest a stockholder's cash dividend in additional shares of the Common Stock. If R&T receives the signed authorization card at least 30 days prior to the next Dividend Payment Date ("Dividend Payment Date"), the Plan will become effective for the participant as of that Dividend Payment Date. Otherwise, the Plan will be effective for such participant as of the next Dividend Payment Date.

5.       WHAT IS THE PURCHASE PRICE PER SHARE OF THE COMMON STOCK UNDER THE
         PLAN?

         The purchase price per share of the Common Stock purchased through the Plan from the Company will be 95% of the average market price of shares of the Company sold in the 14 day period preceding the Dividend Payment Date. In the event the Common Stock has not traded in the 14 days prior to the Dividend Payment Date, the Committee will determine the market price in its good faith discretion. The purchase price for shares of Common Stock purchased on the open market will be the average purchase price of sold shares. Since the Common Stock is not traded on any established national securities exchange and is thinly traded on the NASDAQ Bulletin Board, the average market price may not provide a true reflection of the value of the Common Stock. (See "INVESTMENT CONSIDERATIONS")

6.       HOW WILL PURCHASES UNDER THE PLAN BE MADE?

         All purchases of Common Stock under the Plan will be made either directly from the Company and will be issued by the Company out of its legally authorized but unissued shares of Common Stock and/or will be open market purchases by agents independent of the Company and its affiliates.

         The Company will use a participant's cash dividend to purchase whole and fractional shares of Common Stock and credit the shares to such participant's account. Dividends on the shares credited to a participant's account will be reinvested, thereby compounding the participant's investment. The Plan will apply to all shares of Common Stock that are registered to a participant at the time of enrollment, plus all shares that the participant acquires while the authorization remains in effect.

7.       HOW MANY SHARES OF COMMON STOCK WILL BE CREDITED TO PARTICIPANTS?

         Each participant's account will be credited with that number of shares of Common Stock equal to the amounts to be invested on behalf of the participant divided by the applicable purchase price computed to four decimal places.

8.       WILL CERTIFICATES BE ISSUED FOR COMMON STOCK PURCHASES?

         The shares of Common Stock purchased under the Plan will be held by R&T in a participant's account without charge. Upon receipt of a written request from a participant, R&T will issue a certificate or certificates representing the whole shares of Common Stock in such participant's account.

9. WHAT HAPPENS IF A PARTICIPANT SELLS ALL OF THE SHARES FOR WHICH THE PARTICIPANT HAS RECEIVED A CERTIFICATE?

         If a participant sells all of his shares for which such participant has a certificate, but participation in the Plan is not terminated, dividends on the shares held in the participant's account under the Plan will continue to be invested.

10.      ARE THERE ANY FEES OR EXPENSES INCURRED BY PARTICIPANTS IN THE PLAN?

         There are no additional fees or expenses charged to stockholders who participate in the Plan. The Company will pay all administrative fees connected with a stockholder's participation in the Plan.

11.      HOW DOES A PARTICIPANT WITHDRAW FROM THE PLAN?

         A participant may withdraw from the Plan at any time and for any reason. The participant must give R&T written notice of withdrawal from the Plan at least 30 days before a Dividend Payment Date. Upon termination, R&T will provide the participant with a certificate for the total number of whole shares credited to such participant's account under the Plan and a check for any fraction of a share of Common Stock valued at the then current market price of the Common Stock.

12.      HOW WILL A PARTICIPANT'S COMMON STOCK BE VOTED AT MEETINGS OF
STOCKHOLDERS?

         Each participant will have the sole right to vote any shares including fractional shares purchased for such participant's account under the Plan on the record date for a vote. A participant may vote in person at meetings or by submitting a proxy to direct one or more individuals to vote on the participant's behalf. Participants under the Plan who are registered holders of Common Stock will receive only one proxy which will include any shares credited to such participant's account. Shares of Common Stock for which no proxy is received will not be voted.

13.      WHO INTERPRETS AND REGULATES THE PLAN?

         The Compensation Committee (the "Committee"), appointed by the Board of Directors of the Company, interprets the Plan. The terms, conditions, and operations of the Plan are governed by the laws of the State of New Jersey.

14.      WHAT REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

         R&T will provide each participant with an account statement each time shares of Common Stock are purchased for the participant under the Plan. The statement will show the total number of whole and fractional shares in the participant's account as of a certain date, as well as the amount of the most recent dividend, the number of shares of Common Stock purchased and the price per share.

         Dividends on the accumulated shares and fees paid on each participant's behalf by the Company will be included in an information tax return filed with the Internal Revenue Service. A copy of this return will also be supplied to participants.

         In addition, each participant will receive a copy of each communication sent generally to holders of Common Stock.

15.      MAY THE PLAN BE AMENDED, SUPPLEMENTED OR TERMINATED?

         The Plan may be amended, supplemented or terminated by the Committee or the Company at any time by the delivery of written notice to each participant at least 30 days prior to the effective date of the amendment, supplement or termination. Any amendment or supplement shall be deemed to be accepted by the participant unless prior to its effective date, the Committee receives written notice of termination of the participant's account under the Plan.

16.      WHAT IS THE RESPONSIBILITY OF THE COMPANY AND THE COMMITTEE UNDER THE
PLAN?

         Neither the Company, the Committee (any party serving on the Committee) nor R&T shall have any responsibility beyond the exercise of ordinary care for any action taken or omitted pursuant to the Plan; nor shall they be liable for any act done in good faith or for any good faith omission to act; nor shall they have any liability in connection with an inability to purchase shares or with respect to the timing or the price of any purchase of shares of Common Stock.

17. HOW IS A RIGHTS OFFERING, STOCK DIVIDEND OR STOCK SPLIT HANDLED UNDER THE PLAN?

         Any stock dividend or stock split applicable to shares of Common Stock held by a participant under the Plan, whether held in the participant's account or in the participant's own name, will be credited to the participant's account. In the event the Company makes available to stockholders rights to purchase additional shares or securities, participants under the Plan will receive a subscription warrant for such rights directly from the Company.

18. WHAT IS THE TAX STATUS OF REINVESTED CASH DIVIDENDS AND SHARES OF COMMON STOCK ACQUIRED THROUGH THE PLAN?

         ACQUISITION OF COMMON STOCK UNDER THE PLAN: For Federal income tax purposes, participants in the Plan who have their cash dividends reinvested in Common Stock under the Plan will be treated the same as nonparticipants with respect to the cash dividends on their shares of Common Stock which are reinvested in Common Stock under the Plan. All participants in the Plan will be treated as having received on each Dividend Payment Date, the full amount of the cash dividend for that Dividend Payment Date regardless of whether the cash dividends are actually received or are applied to the purchase of shares of Common Stock under the Plan.

         Participants in the Plan who have their cash dividends reinvested in Common Stock will also be treated as if they actually received a cash dividend to the extent and in the amount that any administrative fees are paid by the Company on their behalf. In addition, such participants will also be treated as if they actually received a cash dividend to the extent that any Common Stock is purchased by the Company at a discount. Such cash dividend will be equal to the amount of the difference between the fair market value of the Common Stock purchased and the purchase price. Each participant in the Plan who has their cash dividends reinvested in Common Stock will have a tax basis in the shares of Common Stock purchased equal to the amount of cash dividends applied to the purchase of such shares of Common Stock plus any administrative fees and the amount of the discount described above which was treated as a cash dividend actually paid to such participant.

                                 USE OF PROCEEDS

         The Company does not know precisely the number of shares of its Common Stock that will ultimately be sold under the Plan or the prices at which those shares will be sold. The net proceeds from the sale of Common Stock offered pursuant to the Plan will be used for general corporate purposes, including without limitation, investments in and advances to the Bank and any other subsidiaries which the Company may form or acquire.

                                  LEGAL OPINION

         The validity of the shares of Common Stock offered hereby is being passed upon for the Company by McCarter & English, LLP, Newark, New Jersey.

                                     EXPERTS

         The consolidated financial statements of Stewardship Financial Corporation and subsidiary as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, included in Stewardship Financial Corporation's Annual Report on Form 10-K, incorporated by reference herein, have been so incorporated in reliance upon the report of KPMG LLP, the Company's independent certified public accountants for those periods specified above, and upon the authority of KPMG LLP as experts in accounting and auditing.

                                 INDEMNIFICATION

         Article VII of the Company's Certificate of Incorporation requires the Company to indemnify its officers, directors, employees and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Company as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act.

         The Company's Certificate of Incorporation also provides that the Company may purchase and maintain insurance on behalf of any person or persons enumerated in Article VII thereof against any liability asserted against or incurred by such person or persons arising out of their status as corporate directors, officers, employees, or agents whether or not the Company would have the power to indemnify them against such liability under the provisions of this article.

         With respect to possible indemnification of officers, directors, employees and agents of the Company for liabilities arising under the Securities Act, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         No dealer, sales person or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby in any jurisdiction in which, or to any person to whom, such offer or solicitation may not lawfully be made. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         SEC Registration Fee                              $   279.00
         Legal Fees and Expenses                           $ 3,000.00
         Accounting Fees and Expenses                      $10,000.00
         Miscellaneous                                     $   500.00
                                                           ----------

                  TOTAL:                                   $13,779.00
                                                           ==========

ITEM 15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article VII of the Registrant's Certificate of Incorporation requires the Registrant to indemnify its officers, directors, employees and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Registrant as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act (the "Act").

         The Registrant's Certificate of Incorporation also provides that the Registrant may purchase and maintain insurance on behalf of any person or persons enumerated in Article VII thereof against any liability asserted against or incurred by such person or persons arising out of their status as corporate directors, officers, employees, or agents whether or not the Registrant would have the power to indemnify them against such liability under the provisions of this Article.

         Section l4A:3-5 of the Act gives a corporation the power, without a specific authorization in its certificate of incorporation or by-laws, to indemnify a director, officer, employee or agent (a "corporate agent") against expenses and liabilities incurred in connection with certain proceedings involving the corporate agent by reason of his being or having been such a corporate agent, provided that with regard to a proceeding other than one by or in the right of the corporation, the corporate agent must have acted in good faith and in the manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. In such proceeding, termination of a proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent does not of itself create a presumption that any such corporate agent failed to meet the above applicable standards of conduct. The indemnification provided by the Act does not exclude any rights to which a corporate agent may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise. No indemnification, other than that required when a corporate agent is successful on the merits or otherwise in any of the above proceedings shall be allowed if such indemnification would be inconsistent with a provision of the certificate of incorporation, a by-law or a resolution of the board of directors or of the shareholders, an agreement or other proper corporate action in effect at the time of the accrual of the alleged cause of action which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

         With respect to possible indemnification of officers, directors, and other corporate agents for liabilities arising under the Securities Act, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16.      EXHIBITS.

Exhibit No.        Description
-----------        -----------

(4)(a)             Dividend Reinvestment Plan

(5)                Opinion of McCarter & English, LLP

(23)(a)            Consent of KPMG LLP

(23)(b) The consent of McCarter & English, LLP is contained in their Opinion filed as Exhibit (5) to this Registration Statement

(99)(a) Form of Authorization Card for Participation in the Dividend Reinvestment Plan.

ITEM 17.      UNDERTAKINGS.

(A)      The undersigned Registrant hereby undertakes:

(1) To file, during the period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland Park, State of New Jersey, on this 28th day of April, 2006.

                                 STEWARDSHIP FINANCIAL CORPORATION
                                 (Registrant)

                                 By: /s/ PAUL VAN OSTENBRIDGE
                                 ---------------------------------------------
                                 Paul Van Ostenbridge, Chief Executive Officer (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.


Name                             Title                                  Date
----                             -----                                  ----
/s/ PAUL VAN OSTENBRIDGE         Chief Executive Officer (Principal     April 28, 2006
------------------------         Executive Officer)
Paul Van Ostenbridge

/s/ JULIE E. HOLLAND             Senior Vice President, Accounting      April 28, 2006
--------------------             (Principal Financial Officer and
Julie E. Holland                 Principal Accounting Officer)

/s/ HAROLD DYER                  Director                               April 28, 2006
---------------
Harold Dyer

/s/ ARIE LEEGWATER               Director and Chairman of the Board     April 28, 2006
------------------
Arie Leegwater

/s/ JOHN L. STEEN                Director                               April 28, 2006
-----------------
John L. Steen

/s/ WILLIAM J. VANDER EEMS       Director                               April 28, 2006
--------------------------
William J. Vander Eems

/s/ MICHAEL WESTRA               Director                               April 28, 2006
------------------
Michael Westra

/s/ HOWARD YEATON                Director                               April 28, 2006
-----------------
Howard Yeaton


                                  EXHIBIT INDEX

         Exhibit No.         Description
         -----------         -----------

         (4)(a)              Dividend Reinvestment Plan

         (5)                 Opinion of McCarter & English, LLP

         (23)(a)             Consent of KPMG LLP

         (23)(b) The consent of McCarter & English, LLP is contained in their Opinion filed as Exhibit (5) to this Registration Statement.

         (99)(a) Form of Authorization Card for Participation in the Dividend Reinvestment Plan